Exhibit 10.7

LICENSE AGREEMENT

THIS AGREEMENT, effective as of the 7th day of September 2007, by and between SC COMMUNICATIONS (hereinafter called LICENSOR), a California partnership composed of Steven Casciola and Annie Casciola, having a business address at P.O. Box 2385, Beverly Hills, California 90210 and SALON CITY, INC., (hereinafter called LICENSEE), organized and existing under the laws of the State of Nevada having a business address at P.O. Box 2385, Beverly Hills, California 90210.

WHEREAS, LICENSOR is the LICENSOR of the trademarks and service marks SALON CITY;

WHEREAS, LICENSOR has spent many years in developing relationships within the beauty and fashion industries associated with the mark SALON CITY;

WHEREAS, LICENSEE is desirous of using the SALON CITY mark and name in connection with its business;

Now therefore, and in consideration of the foregoing and mutual promises hereinafter set forth, the parties agree as follows:

1.           GRANT OF LICENSE

LICENSOR grants the LICENSEE a non-exclusive, non-transferable license to use the mark SALON CITY as its corporate name and in connection with publications, award shows, beauty salons, beauty relating industrial promotions and beauty related products and LICENSEE accepts the license subject to the following terms and conditions.

2.           CONSIDERATION

As and for consideration of the aforementioned license, LICENSEE agrees to pay LICENSOR three percent (3%) of its annual revenues but not less than a minimum of $15,000 a year.

3.           OWNERSHIP OF MARKS

LICENSEE acknowledges the ownership of the mark in LICENSOR and LICENSEE agrees it will do nothing inconsistent with such ownership and that all use of the mark SALON CITY by LICENSEE shall inure to the benefit of and be on behalf of LICENSOR, and agrees to assist LICENSOR in recording this agreement with appropriate governmental authorities.  LICENSEE agrees that nothing in this license shall give LICENSEE any right, title or interest in the mark SALON CITY other than the right to use the mark in accordance with this license and LICENSEE agrees that it will not attack the title of LICENSOR to the mark or attack the validity of this license.

4.           QUALITY STANDARDS

LICENSEE agrees that the nature and quality of all services rendered by LICENSEE in connection with the mark SALON CITY, all goods and services sold by LICENSEE under the marks and all related advertising, promotional and other related uses of the marks by LICENSEE shall conform to the standard set by and being under the control of LICENSOR.

5.           QUALITY MAINTENANCE

LICENSEE agrees to cooperate with LICENSOR in facilitating LICENSOR’s control of such nature and quality, to permit reasonable inspection of LICENSEE’s operation and to supply LICENSOR with specimens of all uses of the marks upon request.  LICENSEE shall comply with all applicable laws and regulations and obtain all appropriate governmental approvals pertaining to the sale, distribution and advertising of goods and services covered by this license.

6.           FORM OF USE

              LICENSEE agrees to use the marks only in the form and manner and with the appropriate legends as prescribed from time-to-time by LICENSOR and to not use any other trademark or service mark in combination with the mark without prior approval of LICENSOR.

7.           WARRANTY AND INDEMNIFICATION

             LICENSEE agrees to warrant and indemnify SC COMMUNICATIONS and its partners against any claims resulting or asserted in connection with the use of the SALON CITY mark licensed under this agreement.

8.           INSURANCE

             LICENSEE agrees to maintain a comprehensive general liability policy including an advertising injury rider in connection its business.  The policy shall name LICENSOR and its partners as additional insureds.  The policy shall have minimum limits of coverage of $1,000,000/$3,000,000 aggregate, with a minimum deductible of $25,000.

9.           INFRINGEMENT PROCEEDINGS

 LICENSEE agrees to notify LICENSOR of any unauthorized use of the mark by others promptly as it comes to LICENSEE’s attention.  LICENSOR shall have the sole right and discretion to bring infringement or unfair competition proceedings involving the mark.

          10.          TERM

This agreement shall continue in force and effect for two years from the date of this agreement or unless sooner terminated as provided for herein.  This agreement shall terminate annually, unless a notice of renewal by LICENSOR is delivered to LICENSEE during December prior to the next year term of this license.  LICENSEE may terminate this agreement at least thirty (30) days prior to the anniversary date of this agreement (January 5).

          11.          TERMINATION FOR CAUSE

LICENSOR shall have the right to terminate this agreement upon 30 days written notice to LICENSEE in the event of any affirmative act of insolvency by LICENSEE, or upon the appointment of any receiver or trustee to take possession of the properties of LICENSEE or upon the winding up, sale, consolidation, merger or any sequestration by governmental authority of LICENSEE or upon breach of any of the provision hereof by LICENSEE.

12.        EFFECT OF TERMINATION

Upon termination of this agreement, LICENSEE agrees to immediately discontinue all use of the marks SALON CITY  and any term confusingly similar thereto and to delete the same from its corporate or business name, to cooperate with LICENSOR or its appointed agent to apply to the appropriate authorities to cancel recording of this agreement from all government records, to destroy all printed materials bearing any of the marks, and that all rights in the marks and goodwill connected therewith, shall remain the property of LICENSOR.

13.           MANAGEMENT OF LICENSEE

               This license is granted on the premise that SALON CITY, INC. is managed by Steven Casciola and Annie Casciola.  In the event of a change of management, this license shall only continue so long as LICENSOR notifies LICENSEE that its LICENSE shall remain in place.

14.        INTERPRETATION OF AGREEMENT

It is agreed that this agreement may be interpreted according to the laws of the State of California, United States of America.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of the day and year first above written.

SC COMMUNICATIONS

/s/ Annie Casciola
ANNIE CASCIOLA, Partner (LICENSOR)

SALON CITY, INC. (Licensee)

By: /s/ Steven Casciola
STEVEN CASCIOLA, President,
SALON CITY, INC., a Nevada corporation